UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                    September 22, 2004 (September 16, 2004)

                                 --------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



       Pennsylvania                    1-11152                    23-1882087
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)




781 Third Avenue, King of Prussia, Pennsylvania                 19406-1409
     (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

InterDigital Communications Corporation today announced that its patent holding subsidiaries have entered into a worldwide, non-exclusive, royalty-bearing patent license agreement with Toshiba Corporation ("Toshiba") covering terminal units and infrastructure compliant with all Second Generation (2G and 2.5G) TDMA-based standards including GSM/GPRS/EDGE and all Third Generation (3G) standards including WCDMA/cdma2000(R)/TD-SCDMA. The new patent license agreement updates and expands a prior Second Generation patent license agreement between Toshiba and InterDigital Technology Corporation covering products compliant with TDMA-based standards, pursuant to which Toshiba was previously granted a paid-up license relating to certain sales of PDC and PHS compliant products, and now includes all Third Generation standards.

Under the new patent license agreement, Toshiba is obligated to pay InterDigital an upfront amount of $10 million, the majority of which serves as a prepayment of future unit-based royalties. Such amount is payable either in late third quarter or early fourth quarter 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERDIGITAL COMMUNICATIONS CORPORATION


                                   By: /s/ Howard E. Goldberg
                                       -------------------------------------
                                       Howard E. Goldberg
                                       President and Chief Executive Officer



Date:    September 22, 2004

         InterDigital Announces New 2G and 3G Patent License
                  Agreement with Toshiba Corporation

    KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--Sept. 22, 2004-- InterDigital Communications Corporation (Nasdaq:IDCC), a leading architect, designer and provider of wireless technology and product platforms today announced that its patent holding subsidiaries have entered into a worldwide, non-exclusive, royalty-bearing patent license agreement with Toshiba Corporation (Toshiba) covering terminal units and infrastructure compliant with all Second Generation (2G and 2.5G) TDMA-based standards including GSM/GPRS/EDGE and all Third Generation (3G) standards including WCDMA/cdma2000(R)/TD-SCDMA. The new patent license agreement updates and expands a prior Second Generation patent license agreement between Toshiba and InterDigital Technology Corporation covering products compliant with TDMA-based standards, and now includes all Third Generation standards.

    About InterDigital

    InterDigital architects, designs and provides advanced wireless technologies and products that drive voice and data communications. InterDigital offers technology and product solutions for mainstream wireless applications that deliver cost and time-to-market advantages for its customers. InterDigital has a strong portfolio of patented technologies covering 2G, 2.5G and 3G standards, which it licenses worldwide. For more information, please visit InterDigital's web site: www.interdigital.com. InterDigital is a registered trademark of InterDigital Communications Corporation. cdma2000(R) is a registered trademark of the Telecommunications Industry Association (TIA-USA).

    About Toshiba Corporation

    Toshiba Corporation is a leader in the development and manufacture of electronic devices and components, information and communication systems, consumer products and power systems. The company's ability to integrate wide-ranging capabilities, from hardware to software and innovative services, assure its position as an innovator in diverse fields and many businesses. In semiconductors, Toshiba continues to promote its leadership in the fast growing system-on-chip market and to build on its world-class position in NAND flash memories, analog devices and discrete devices. Toshiba has approximately 161,000 employees worldwide and annual sales of over US$50 billion. Visit Toshiba's website at www.toshiba.co.jp/index.htm

    CONTACT: InterDigital Communications Corporation
             Media Contact:
             Dawn Goldstein, 610-878-7800
             dawn.goldstein@interdigital.com
              or
             Investor Contact:
             Janet Point, 610-878-7800
             janet.point@interdigital.com